                                                                    EXHIBIT 5.1
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                   SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
                                919 THIRD AVENUE
                           NEW YORK, N.Y. 10022-9998
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                            TELEPHONE (212) 758-9500
                            FACSIMILE (212) 758-9526
                                  TELEX 237328


                                                              January 31, 1997


Waxman USA Inc.
24460 Aurora Road
Bedford Heights, Ohio  44146

Gentlemen:

              Waxman USA Inc., a Delaware corporation (the "Company"), is transmitting for filing with the Securities and Exchange Commission (the "Commission") a Registration Statement on Form S-4 (the "Registration Statement"), relating to the offer and sale by the Company of up to $4,830,000 aggregate principal amount of its Series B 11 1/8% Senior Notes due 2001 (the "Notes"). This opinion is an exhibit to the Registration Statement.

              We have from time to time acted as special securities counsel to the Company in connection with certain corporate and securities matters, and in such capacity we have participated in various corporate and other proceedings taken by or on behalf of the Company in connection with the proposed offer and sale of the Notes by the Company, as contemplated by the Registration Statement. We have examined copies (in each case signed, certified or otherwise proven to our satisfaction to be genuine) of the Company's Certificate of Incorporation and all amendments thereto, its By-Laws as presently in effect, minutes and other instruments evidencing actions taken by its directors and stockholders, the Registration Statement and exhibits thereto, the indenture governing the Notes (the "Indenture"), the Notes and such other documents and instruments relating to the Company and the proposed offering as we have deemed necessary under the circumstances. Insofar as this opinion relates to securities to be issued in the future, we have assumed that all applicable laws, rules and regulations in effect at the time of such issuance are the same as such laws, rules and regulations in effect as of the date hereof.

Waxman USA Inc.
January 31, 1997
Page 2


              We note that we are members of the Bar of the State of New York and insofar as this opinion may involve the laws of the State of Delaware, our opinion is based solely upon our reading of the Delaware General Corporation law as reported in the Prentice-Hall Corporation Law Service, provided, however, that our opinion as to the due incorporation, valid existence and good standing of the Company is based solely upon a Certificate of Good Standing obtained from the Secretary of State of the State of Delaware. Whether or not expressly stated in the opinion below, the conclusions set forth below are expressed with respect to the laws of the State of New York, the Delaware General Corporation Law (subject to the immediately preceding sentence) and the federal laws of the United States of America, and we express no opinion as to the applicability or effect of the laws of any other jurisdiction upon the conclusions set forth below. We do not find it necessary for purposes of this opinion, and, accordingly, we do not purport to cover herein, the application of the securities or "blue sky" laws of any state, including the State of Delaware or New York, to the offer and/or sale of the Notes.

              Based on the foregoing, it is our opinion that:

              1. The Company has been duly incorporated and is validly existing and in good standing under the laws of the State of Delaware.

              2. The Indenture has been duly executed and delivered by the Company and constitutes, and the Notes, when executed and delivered in accordance with the Indenture will constitute, the legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, except as enforceability may be limited by bankruptcy, insolvency or similar laws affecting the enforcement of creditors' rights generally and by general equitable principles, regardless of whether such enforceability is considered in a proceeding in equity or at law and except that rights of indemnity or contribution or both may be limited by applicable securities laws or the public policy underlying such laws.

              We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and as an exhibit to any application under the securities or other laws of any state of the United States or any foreign jurisdiction which relates to the offering which is the subject of this opinion, and to the references to this firm appearing under the heading "Legal Matters" in the Prospectus that is contained in the Registration Statement.

Waxman USA Inc.
January 31, 1997
Page 3

              This opinion is as of the date hereof, is limited to the law in effect as of the date hereof, and we undertake no obligation to advise you of any change, whether legal or factual, in any matter set forth herein. This opinion is furnished to you in connection with the filing of the Registration Statement, and is not to be used, circulated, quoted or otherwise relied upon for any other purposes, except as expressly provided in the preceding paragraph.

                                       Very truly yours,


                             /s/ SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP
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                             SHEREFF, FRIEDMAN, HOFFMAN & GOODMAN, LLP